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                                  EXHIBIT 11.1

                     COMPUTATION OF PRO FORMA LOSS PER SHARE

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                     COMPUTATION OF PRO FORMA LOSS PER SHARE


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
                                                                                               NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                 -----------------------    ----------------------
                                                                     1995       1996           1996        1997
                                                                     ----       ----           ----        ----
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .     $164,100  $1,468,400     $1,021,500  $1,677,200
                                                                  ---------  ----------     ----------  ----------
                                                                  ---------  ----------     ----------  ----------

Weighted average shares used to compute net loss per share:

Weighted average common shares excluding common shares
  issued in accordance with Staff Accounting Bulletin 83 . . .    1,226,464   1,832,958      1,536,371   2,775,234

Number of common shares issued and stock options and warrants
  granted in accordance with Staff Accounting Bulletin 83. . .    1,197,315   1,191,175      1,197,315   1,089,365
                                                                  ---------   ---------      ---------   ---------

  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,423,779   3,024,133      2,733,686   3,864,599
                                                                  ---------  ----------     ----------  ----------
                                                                  ---------  ----------     ----------  ----------

  Net loss per share . . . . . . . . . . . . . . . . . . . . .      $0.07       $0.49          $0.37       $0.43
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